                                                                  EXHIBIT (d)(1)

                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK
                                 A Stock Company

Home Office:
New York, New York

830 Third Avenue, 7th Floor               POLICY NUMBER:
New York, New York  10022
(212) 709-600

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the Death Benefit Proceeds provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date.

THE DEATH BENEFIT WILL BE DETERMINED IN ACCORDANCE WITH THE DEATH BENEFIT AND DEATH BENEFIT OPTIONS PROVISION. THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATIONVALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible, may increase or decrease, and will be based on the amount and frequency of premiums paid, the investment results of the Separate Account and the policy's minimum guarantees. NONPARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                    NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

You may return this policy within 10 days after delivery if You are not satisfied with it for any reason. The policy may be returned to Us or to the registered representative through whom it was purchased. Upon surrender of this policy within the 10 day period, it will be deemed void from the Date of Issue, and We will refund the greater of: (1) any premiums received by Us; or (2) Your Accumulation Value as of the first Valuation Date occurring on or next following the date on which Your request is received plus any charges that have been deducted. During this 10 day period all Net Premiums will be allocated to the Money Market Division.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

   /s/  PAULETTA P. COHN                                 /s/  DONALD W. BRITTON
   ---------------------                                 ----------------------
   Secretary                                             President

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
       FLEXIBLE PREMIUIMS - INVESTMENT RESULTS REFLECTED IN POLICY BENEFIT
                           READ YOUR POLICY CAREFULLY

02600N

                           INDEX

Annual Report                                           22
Automatic Rebalancing                                   16
Beneficiary and Proceeds                                19
Cash Surrender Value                                    12
Cash Value                                              12
Change of Ownership or Beneficiary                      19
Changing the Death Benefit Option                        8
Changing the Specified Amount                            7
Contract                                                 5
Cost of Insurance Rate Table                            24
Date of Issue                                            5
Death Benefit and Death Benefit Options                6-7
Death Benefit Corridor Rates                            29
Dollar Cost Averaging                                   16
General Account                                         10
General Provisions                                   21-23
Grace Period                                            13
Incontestability                                        21
Investments of the Separate Account                      8
Maturity Date                                            3
Monthly Administration Fee                              13
Monthly Expense Charge                                  13
Monthly Guarantee Premium                               14
Owner                                                    5
Payment Options                                      19-21
Policy Loans                                         17-18
Policy Values                                           10
Premium Expense Charge                                   5
Premium Payments                                         5
Reinstatement                                           23
Separate Account Provisions                           8-10
Suicide                                                 22
Surrender Charges                                    27-28
Surrender, Full and Partial                          14-15
Suspension and Deferral of Payments                     17
Transfer Provision                                   15-16
Valuation of Assets                                      9
Valuation Dates                                          9
Valuation Units                                          9
When This Policy Terminates                             22

                                     NOTICE
                     This Policy Is A Legal Contract Between
                        The Policy Owner And The Company.

02600N

                                   DEFINITIONS

Company Reference. "We", 'Our", "Us" or 'Company" mean The United States Life Insurance Company In the City of New York.

You, Your.. The words "You" or "Your" mean the Owner of this policy. cost of insurance is based on being an average mortality risk.

Home Office. Our office at 830 Third Avenue, New York, New York, 10022.

Administrative Center. Our service center to which You should direct all request, instructions and other communications. Our Administrative Center is located at 2727-A Allen Parkway, Houston, Texas 77019-2191. The mailing address for services is P. O. Box 4880, Houston, Texas 77210-4880. The mailing address for any premium payments not accompanied by a billing statement is P. O. Box 4728, Dept L. Houston, TX 77210-4728.

Written, In Writing. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Administrative Center.

Premium Class. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

Preferred Plus. The term "Preferred Plus" means the cost of insurance is based on the Insure being an exceptional mortality risk and a non-user of tobacco.

Preferred. The term "Preferred" means the cost of insurance is based on the Insured being a better than average mortality risk.

Standard. The term "Standard" means the cost of insurance is based on the Insured being an average mortality risk.

Tobacco. The term "Tobacco" means the cost of insurance is based on the Insured being a user of tobacco.

Non-Tobacco. The term "Non-Tobacco" means the cost of insurance is based on the Insured being a non-user of tobacco.

Special. The Term "Special" means "Substandard" or "Rated". This means an extra amount is being charged due to the Insured's health, occupation or avocation.

Juvenile. The term "Juvenile" means the Insured's age nearest birthday as 17 or less on the Date of Issue. Cost of insurance rates stated in Juvenile policies for insurance ages 18 and above are rates for tobacco users. (Rates are not classified on the basis of the Insured being a user or non-user of tobacco at ages 0 through 17.)

Rates on Policy Anniversary Nearest Insured's 18th Birthday (For Insured's age 17 or Less on Date of Issue). If the Insured's age, nearest birthday, is 17 or less on the Date of Issue of this policy. Tobacco rates will be used starting on the policy anniversary nearest the Insured's 18th birthday, except as follows. Prior to the anniversary nearest the Insured's 18th birthday, a Written statement, signed by the Insured, may be submitted to the Company requesting that Non-Tobacco rates be made effective. The statement must include the date the Insured last used tobacco, or state that the Insured has never used tobacco, whichever applies. If the request is approved, Non-Tobacco rates will be made effective on the policy anniversary nearest the Insured's 18th birthday. Otherwise, Tobacco rates will apply. We will send a notice to the Owner at least 30 days prior to the policy anniversary nearest the Insured's 18th birthday that an application for Non-Tobacco rates may be submitted.

02600N

Contract. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1.   The basic policy;

2.   The riders that add benefits to the basic policy, if any;

3.   Endorsements, if any; and

4. The attached copy of Your application, and any amendments or supplemental applications.

Date of Issue. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and Monthly Deduction Days are determined.

Owner. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record), You may have multiple Owners of this policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations, An Owner may be the same as the Insured, but this is not required. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor Owner, if any, or to the estate of the Owner.

                                PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible, This means You may choose the amount and frequency of payments.

The actual amount and frequency of premium payments will affect the Cash Values and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

Planned Periodic Premiums. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See Maximum Premium).

Unscheduled Additional Premiums. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium" and "Maximum Net Amount at Risk"). Any unscheduled payments will be applied as an unscheduled additional premium unless You specifically state otherwise.

Maximum Premium. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected and under applicable tax laws. The test selected is shown on the Policy Schedule.

Maximum Net Amount at Risk. We reserve the right to refund any premium that would cause an immediate increase in the Net Amount at Risk unless the Insured is living and provides evidence of insurability satisfactory to Us. Net Amount at Risk is an amount equal to the Death Benefit Amount under the basic policy less the Accumulation Value,

02600N

Premium Expense Charge. The Premium Expense Charge is calculated by multiplying the premium paid (after the deduction of any state premium tax) by the Premium Expense Charge Percentage. Premium Expense Charge Percentages differ according to the policy year and whether or not the premium paid is in excess of the Target Premium. The Target Premium is shown on the Policy Schedule. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

Net Premium. The term Net Premium as used in this policy means "The premium paid less any applicable state premium tax and less the Premium Expense Charge" except as follows: No Premium Expense Charge will be deducted if the source of the premium is Cash Surrender Values applied from another policy issued by the Company. (We refer to this as an internal rollover). Any changes to the premium tax charges must be approved by the insurance official of the state in which this policy is delivered.

Allocation of Net Premiums. The initial allocation of Net Premiums is shown in the application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the Money Market Division on the later of the following dates

1.   The Date of Issue; or

2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Our Administrative Center of the necessary premium.

The initial Net Premium will remain in the Money Market Division until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation Date which follows the 15th day after the initial Net Premium was applied will be allocated to the Money Market Division until such Valuation Date, At that time, We will transfer the Accumulation Value to the selected Investment Option(s). Each Net Premium received after such Valuation Date will be applied directly to the selected Investment Options(s) as of the Business Day received.

Changes in the allocation of Net Premiums will be effective on the date We receive the Owners notice. The allocation may be 100% to any available option or may be divided among several available options in whole percentage points totaling 100%.

Where to Pay. You may make Your Premium payments to Us at the address on the billing statement or to an authorized agent. The mailing address for any premium payments not accompanied by a billing statement is shown in the definition for Administrative Center. A receipt signed by an officer of the Company will be furnished upon request.

                     DEATH BENEFIT AND DEATH BENEFIT OPTIONS

Death Benefit Proceeds. If the Insured dies prior to the Maturity Date and while this policy is in force. We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1.   The Death Benefit Option in effect on the date of death; and

2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found the section entitled "Changing Your Insurance Policy."

02600N

Any premium received after the date of death will be refunded and will not be included in the Accumulation Value for purposes of calculating the Death Benefit Amount.

The Death Benefit Proceeds will be the Death Benefit Amount, after reversing any premium received after the date of death, less any outstanding policy loan and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

Death Benefit Compliance Test. Death benefit compliance tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The Guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. You cannot change Your election of the Death Benefit Compliance Test after the Date of Issue.

Death Benefit Option. The Death Benefit Option which You have chosen is shown on the Policy Schedule as either Option 1, 2 or 3.

Option 1. If You have chosen Option 1 the Death Benefit Amount will be the greater of:

1.   The Specified Amount on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Option 2. If You have chosen Option 2, the Death Benefit Amount will be the greater of:

1.   The Specified Amount plus the Accumulation Value on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Option 3. If You have chosen Option 3. the Death Benefit Amount will be the amount payable under Option 1 plus the sum of all premiums paid for this policy, including premiums for any riders, less any amounts waived by the Company under a waiver of monthly deduction benefit, except as follows:

Premium payments after a partial surrender will not increase the Death Benefit Amount until the sum of premiums paid from the date of the partial surrender exceeds the amount of the partial surrender.

Death Benefit Corridor Rates are shown in the table for the Death Benefit Compliance Test which You selected.

                         CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option at any time except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Administrative Center In Writing.

Increasing The Specified Amount. We will require a supplemental application and evidence of insurability satisfactory to Us for any increase in the Specified Amount.

An increase will be effective on the Monthly Deduction Day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

02600N

Decreasing the Specified Amount. Any decrease will go into effect on the Monthly Deduction Day following the Business Day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

1.   The Minimum Death Benefit Amount shown on the Policy Schedule; and

2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

Any such decrease will be applied in the following order:

1.   Against the Specified Amount provided by the most recent increase;

2.   Against the next most recent increases successively;

3.   Against the Specified Amount provided under the original application.

Any reduction in Specified Amount will be subject to any applicable Surrender Charges on a pro-rata basis with the Surrender Charge prior to the reduction in Specified Amount being reduced proportionately. However, if such charge is greater than the Accumulation Value, the Specified Amount decrease will not be allowed.

Changing the Death Benefit Option. You may request a change from Option 1 to Option 2 or from Option 2 to Option 1. Changes will not be permitted to Option 3 or from Option 3.

1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change. less the Accumulation Value as of the effective date of the change, but not less than zero.

2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount prior to the change plus the Accumulation Value as of the effective date of the change.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your request for change.

Changing the Terms of Your Policy. Any change in Your policy must be approved by the President, a Vice President. an Administrative Officer or Secretary of the Company. No agent has the authority to make any changes or waive any of the terms of Your policy.

                           SEPARATE ACCOUNT PROVISIONS

Separate Account. Separate Account USL VLR is a segregated investment account established by the Company under New York law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the policy liabilities shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account, are credited to or charged against such Account without regard to Our other income, gains or losses.

Investments of the Separate Account. The Separate Account is segmented into Divisions. Each Division invests in a single Investment Option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the Investment Option(s) listed on the application for this policy. From time to time, We may add additional

02600N

Divisions. We may also discontinue offering one or more Divisions as provided in the Rights Reserved by Us provision. You may make a change in investment selections by filing a Written change form with Our Administrative Center. You may make transfers to the additional Divisions subject to the rules stated in the Transfer Provision section and any new rules or limitations which may apply to such additional Divisions.

If shares of any of the Investment Options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of the shares or may substitute shares of another Investment Option for shares already purchased under this policy as provided in the Rights Reserved by Us provision.

Valuation of Assets. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

Valuation Units. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable Investment Option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

Net Investment Factor. The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3). where:

(1) is the net asset value per share of the applicable Investment Option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the Investment Option since the last Valuation Date); and

(2) is the net asset value per share shares held in the Division as determined at the end of the previous Valuation Date; and

(3)  is a factor representing the Mortality and Expense Charge.

The net asset value of an Investment Option's shares held in each Division shall be the value reported to Us by that Investment Option.

Valuation Dates. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying Investment Option is unable to value or determine the Division's investment in an Investment Option due to any of the reasons stated in the Suspension and Deferral of Payments Provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

Business Day. A Business Day is each day during which the New York Stock Exchange is open for business. We will treat any information or Written communications We receive after the close of a Business Day to have been received as of the next Business Day. For the purpose of collecting daily charges, a Business Day immediately preceded by one or more non-business calendar days will include those non-business days as part of that Business Day. For example, a Business Day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

Minimum Value. The Minimum Value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the Money Market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

02600N

Change of Investment Advisor or Investment Objective. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being delivered.

Rights Reserved by Us. Upon notice to You, this policy may be modified by Us. but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

4.   Make any new Division available to You on a basis to be determined by Us;

5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance;

7. Make any changes required to comply with the requirements of any underlying Investment Option; or

8. Make other changes in this policy that in Our judgment are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death Benefit Amount, Accumulation Value or other accrued rights or benefits.

When required by law. We will obtain Your approval of changes and We will gain approval from any appropriate regulatory authority.

Right to Convert in the Event of a Material Change in Investment Policy. In the event there is a material change in the investment policy of the Separate Account which has been approved by the Superintendent of the New York Department of Insurance, and You object to such change, You will have the option to convert, without evidence of insurability, to a non-variable life insurance policy. Written request for conversion must be made within 60 days after the later of: (1) the effective date of such change in investment policy; or (2) the receipt of the notice of the options available.

                                 GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

1.   Any amounts transferred from the Divisions as a result of a loan; or

2.   Any amounts the Owner allocated to such Account

02600N

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is shown in the Policy Schedule, and is not based on the investment experience of any Division of the Separate Account. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account not offset by a policy loan. Once interest greater than the guaranteed interest rate has been credited to the Accumulation Value, it becomes non-forfeitable. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of 4.0%.

                             POLICY VALUES PROVISION

Accumulation Value. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

1.   Net Premiums paid;

2.   Monthly Deductions;

3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

4. Amounts allocated to the General count, including interest earned amounts in the General Account;

5. Deductions due to partial surrenders and any charges for partial surrenders; and

6.   Deductions, if any, resulting from decreases in Specified Amount.

Net Premiums are allocated, in accordance with Your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the allocation of policy deductions in effect on the Monthly Deduction Day. You must state In Writing in advance how Monthly Deductions should be made if other than this method is to be used.

If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of Your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division,

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that the loan request is received In Writing.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that the request for partial surrender is received In Writing.

On the Date of Issue. The Accumulation Value on the Date of Issue is:

1.   The Net Premium received: less

2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction").

02600N

3. The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

On Each Monthly Deduction Day. On Monthly Deduction Day after the Date of Issue, We will determine the Accumulation as follows:

1.   We will take the Accumulation Value as of the last Monthly Deduction Day:

2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

4.   Add all Net Premiums received since the last Monthly Deduction Day;

5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction").

On Any Valuation Date Other Than a Monthly Deduction Day. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

1.   The value of the General Account as of the last Monthly Deduction Day;

2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

3.   Plus all Net Premiums received since the last Monthly Deduction Day; and

4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

Cash Value. The Cash Value of this policy will be equal to the Accumulation Value less the Surrender Charge, if any.

Cash Surrender Value. The Cash Surrender of this policy will be equal to the Cash Value less any indebtedness,

Monthly Deductions May Be Made Only if There is Sufficient Value (Unless the Policy is Being Continued Under the Monthly Guarantee Premium Provision). Unless this policy is being continued in force under the Monthly Guarantee Premium provision, a Monthly Deduction may be made only if the Cash Surrender Value (Accumulation Value less policy loans during the first five policy years) is equal to or greater than the Monthly Deduction. If the value on a Monthly Deduction Day is not sufficient to meet the Monthly Deduction for the current month, this policy will be subject to the 'Grace Period" and "Monthly Guarantee Premium" provisions.

Surrender Charge. Surrender Charges for the Initial Specified Amount will apply if the Initial Specified Amount is surrendered or reduced during the Surrender Charge Period. Surrender Charges for any increases in Specified Amount will apply if such increases are surrendered or reduced during the Surrender Charge Period of each increase. The Surrender Charge Period will vary according to the age at issue (or age on the date of an increase) as shown in the Table of Surrender Charges per $1,000 of Specified Amount.

02600N

You may make a request for surrender at any time during the Insured's lifetime before the Maturity Date. The surrender will take effect on the Valuation Date on or next following the date We receive a Written request for surrender.

How We Calculate a Monthly Deduction, Each Monthly Deduction includes:

1.   The cost of insurance provided by the basic policy: and

2.   The cost of insurance for benefits provided by riders, if any; and

3.   The Monthly Administration Fee: and

4. During the first seven policy years, a Monthly Expense Charge. (A Monthly Expense Charge also applies to the amount of any increase in Specified Amount during the first years seven such increase.)

How We Calculate the Cost of Insurance for the Basic Policy. We calculate the cost of insurance at the beginning of each policy month on the Monthly Deduction Day. The cost of insurance is determined as follows:

1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the Monthly Deduction Day before the cost of insurance deduction is taken, and after any applicable rider charges, the Monthly Expense Charge, if any, and Monthly Administration Fee are deducted;

2. Multiply the difference by the cost of insurance rate per $1,000 of Net Amount at Risk as provided in the Cost of Insurance Rate provision; and

3.   Divide the result by 1000.

Net Amount at Risk is an amount equal to the Death Benefit Amount under the basic policy less the Accumulation Value.

Cost of Insurance for Benefits Provided by Riders. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy.

Monthly Administration Fee. An administration fee will be deducted monthly. The amount of the Monthly Administration Fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee shown on the Policy Schedule.

First Seven Years Monthly Expense Charge. A Monthly Expense Charge will be deducted during the first seven policy years. and during the first seven years of any increase in Specified Amount. The Monthly Expense Charge for the first seven years for the Initial Specified Amount is shown on the Policy Schedule. The Monthly Expense Charge for the first seven years for any increase in Specified Amount will be provided in an endorsement to this policy. Any decrease in Specified Amount will not change the Monthly Expense Charge then in effect.

Cost of Insurance Rate. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

1.   Gender:

2.   Age nearest birthday on each policy anniversary: and

3. Premium class associated with the Initial Specified Amount and each increase in the Specified Amount.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

02600N

1.   The calendar year of issue and policy year;

2.   The plan of insurance;

3.   The amount of insurance; and

4.   The age, gender and premium class of the Insured.

Changes in Rates, Charges and Fees. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, Mortality and Expense Charges. Premium Expense Charge Percentage or Monthly Administration Fee will be by class and will be based on Our future expectations as to mortality, persistency, expenses. reinsurance costs, and state and federal taxes. Such changes in policy cost factors will be determined in accordance with procedures and standards on file with the Insurance Department and will be determined at least once every five years. Any redetermination of interest rates used in calculating Accumulation Values of amounts allocated to the General Account will be based only on Our expectations of future investment earnings. We will not change these charges in order to recoup any prior losses. We will review rates for this policy at lest once in a year in which rates are changed for new policies issued on this form.

Tax Charge. We reserve the right to impose additional charges or to establish reserves for any federal or local taxes that may be incurred by Us, and that may be deemed attributable to this policy. Any increase in the Tax Charge must be approved by the Superintendent of Insurance.

Grace Period. If the Cash Surrender Value on a Monthly Deduction Day (Accumulation Value less policy loans on a Monthly Deduction Day during the first five policy years) is not enough to meet the Monthly Deduction for the current month, this policy will remain in force during the 61-day period that follows. If the Cash Surrender Value on a policy anniversary (Accumulation Value less policy loans on a policy anniversary during the first five policy years), is not enough to pay any loan interest due, this policy will remain in force during the 61-day period that follows, Such 61-day period is referred to in this policy as the "Grace Period/ There is no Grace Period for the initial Monthly Deduction.

If the amount We require to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value, However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount of premium required to keep Your policy in force. Such notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If a surrender request is received within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced adjusted for subsequent loans and Partial Surrenders. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

Monthly Guarantee Premium. The Monthly Guarantee Premium for the Initial Specified Amount and any benefit riders in force on the Date of Issue is shown on the Policy Schedule. This policy will not terminate on a Monthly Deduction Day, within the Monthly Guarantee Premium Period (Guarantee Period) shown on the Policy Schedule if, on such Monthly Deduction Day, the sum of premiums paid equals or exceeds:

1. The sum of the Monthly Guarantee Premiums from the Date of Issue, including the current month; plus

2. Any partial surrenders and any increase in the loan amount since the start of the period.

02600N

During the Guarantee Period the Monthly Guarantee Premium will be recalculated if:

1.   The Specified Amount is increased or decreased;

2.   A benefit rider is increased, decreased, added or removed; or

3.   A change in Death Benefit Option occurs.

These changes will not affect the Guarantee Period then in effect, if any.

If a policy is reinstated during the Guarantee Period with no change in the Specified Amount the Death Benefit Option. Premium Class or benefit riders, the Monthly Guarantee Premium upon reinstatement will be the same as it was when the policy lapsed.

The Guarantee Period is stated on the Policy Schedule. It will not be extended or otherwise changed by changes in the Specified Amount the Death Benefit Option, the addition, deletion or change in benefit riders, or by reinstatement of the policy.

The policy value at the end of the Guarantee Period may be insufficient to keep the policy in force unless an additional payment is made at that time. If the Monthly Guarantee Premium has been paid as required, the Accumulation Value will never be less than zero.

Full Surrender. You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day the policy and the Written request for surrender are received. If surrender takes place within 31 days after a policy anniversary, the Cash Surrender Value will not be less than on that anniversary. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

Partial Surrender. At any time after the first policy year, You may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made In Writing during the Insureds lifetime before the Maturity Date. The minimum partial surrender is shown on the Policy Schedule,

Valuation Units are surrendered to reflect a partial surrender as of the Business Day We receive the Written request for partial surrender.

A partial surrender will result in a reduction of the Accumulation Value, Cash Value and the Death Benefit Amount. The Accumulation and Cash Values will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the Death Benefit Option provision. If Your Death Benefit Option is Option 1 or Option 3, the Specified Amount will be reduced by the amount of the partial surrender, (The reduced amount will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a Decrease in Specified Amount shown on the Policy Schedule.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner. We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

In addition to the amounts shown in the Table of Surrender Charges, there will be a charge for each partial surrender not to exceed the lesser of 2.0% of the amount withdrawn or $25.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

02600N

Continuation of Insurance Coverage if Amount or Frequency of Premium Payments Is Reduced or if Premium Payments Are Discontinued. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums, We will continue making Monthly Deductions (as long sufficient Cash Surrender Value to deductions) until the Maturity Date. During. the Guarantee Period, this policy will remain in force as long as the Monthly Guarantee Premium requirements are met. After the Guarantee Period, this policy will remain in force until the earliest of the following dates.

1. The Maturity Date (if there is sufficient Cash Surrender Value to make Monthly Deductions to that date);

2.   Full surrender of the policy;

3.   The end of the Grace Period: or

4.   Death of the Insured.

                               TRANSFER PROVISION

Transfer of Accumulation Value. Transfers will be made as of the Business Day We receive the Written transfer request, subject to the restrictions that follow. If You elect to use the transfer privilege. We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a policy year. Transfers under the Dollar Cost Averaging or Automatic Rebalancing programs will not count toward the 12 free transfers.

Transfer of Accumulation Value (Separate Account). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

1.   The minimum amount which may be transferred is $500.

2. If the entire amount in a Division of the Separate Account is not being transferred, the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made. We will not honor Your request for a transfer if the Separate Account is unable to purchase shares of an Investment Option for any reason,

Transfer of Accumulation Value (General Account). A transfer from the General Account to a Division of the Separate Account may be made during the 60 day period following each policy anniversary. The amount that may be transferred will be the greatest of the following amounts:

1. Twenty-five percent (25%) of the unloaned portion of the General Account as of the policy anniversary;

2. The total dollar amount withdrawn from the General Account during the prior policy year (whether the amount withdrawn was a partial surrender for cash or was being transferred to the Separate Account): or

3.   $500.

Transfer of Accumulation Value (Separate Account) on the Maturity Date. Your interest in each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date, and the resulting Cash Surrender Value paid to the Owner if the Insured is living on that date. If the underlying Investment Option is unable to value or determine the Division's investment in an Investment Option on the scheduled Maturity Date. the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined,

02600N

Transfer of Your interest in a Separate Account Division on the Maturity Date will not be subject to a Transfer Fee. Our right to defer payment of values allocated to the General Account for up to six months will not apply to values transferred to the General Account under this provision.

Dollar Cost Averaging. Dollar Cost Averaging (DCA) is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with instructions from the Owner. DCA transfers will be made in accordance with the Transfer provisions, except as provided below:

1.   DCA transfers may be made:

     (a)  On any day of the month except the 29th, 30th or 31st;

     (b)  On a monthly, quarterly. semi-annual or annual basis: and

     (c) From the Money Market Division to one or more of the other Separate Account Divisions. (The General Account is not eligible for DCA).

2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

3. The minimum amount of each DCA transfer is $100. or the remaining amount in the Money Market Division. if less.

4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Money Market Division, or when You request that DCA end.

6. Amounts applied to the Money Market Division while DCA is active will be available for future dollar cost averaging in accordance with the current DCA request.

7.   There is no charge for DCA.

8.   DCA is not available if Automatic Rebalancing is active.

Automatic Rebalancing. Automatic Rebalancing occurs when funds are transferred by the Company among the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect, You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis. Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued, There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if DCA is active.

                  SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account USL VL-R, if

1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted;

02600N

2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

3. The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners,

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to six months, or the period allowed by law. whichever is less, after We receive the request In Writing. If payment is deferred for more than 10 days, We will pay interest at an annual effective rate of not less than 3% per year from the date of the request.

Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                  POLICY LOANS

You should contact Your tax advisor before You obtain a policy loan.

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy's loan value will be the Cash Surrender Value, less interest on the amount to be borrowed (including interest on any prior outstanding policy loan) to the next policy anniversary. The minimum amount of each loan is $500 or, if less, the entire remaining loan value. However, such minimum amount will not apply if the amount is to be used to pay a premium to Us.

The value of the Valuation Units equal to the amount You borrow from the Separate Account will be transferred to the General Account as of the Business Day that We receive Your Written loan request.

Obtaining a Loan. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay processing the loan requested if the Suspension and Deferral of Payments Provision is in effect.

Effect of a Loan. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account according to the allocation of policy deductions then in effect. The resulting amount will be added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient for a loan to be made in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the loan bears to the unloaned Accumulation Value of Your policy. You must state In Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will first be allocated to the General Account until You have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If You do not tell Us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums.

02600N

A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

Loan Interest. Except for Preferred Loans, loan interest will accrue daily at an annual effective rate of 4.54% payable in advance. (This is equivalent to an annual effective rate of 4.75% paid in arrears.) On each policy anniversary, loan interest for the next year is due, Unpaid loan interest will be deducted from the various accounts according to the allocation of policy deductions then in effect, and added to the loaned portion of the General Account. You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of Your policy.

We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 4.0%.

Preferred Loans. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. By "net cost" We mean the amount of interest charged for the loan less interest credited to the amount of the Accumulation Value offset by a loan, Starting on the tenth policy anniversary. this policy will be eligible for "Preferred Loans" subject to the following guidelines:

1. The maximum amount of the loan value eligible for Preferred Loans during a policy year is restricted to the lesser of the following values on the first day of such policy year:

     a)   The policy loan value; or

     b)   10% of the Accumulation Value.

2. When a Preferred Loan is made, interest to the next policy anniversary will accrue daily at an annual effective rate of not less than 3.85% nor more than 4.08%. (This is equivalent to an annual effective rate of not less than 4.0% nor more than 4.25% respectively, paid in arrears.)

How You May Repay a Policy Loan. You may repay all or part of a policy loan at any time, except that;

1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

2.   A partial repayment must be at least $100; and

3. At the time You repay all or part of a policy loan, You must specify the payment is to repay all or part of the policy loan.

Except as provided in the Grace provisions, at any time Your policy loan exceeds the Cash Value, this policy will lapse. However, at least 31 days prior notice must be mailed by Us to Your last known address and to the assignee of record, if any.

We Can Delay Payment. Subject to the "Suspension and Deferral of Payments" provision, We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium Us.

02600N

                            BENEFICIARY AND PROCEEDS

Beneficiary. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

Common Disaster. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

Proceeds. Proceeds means the amount payable on:

1.   The Maturity Date;

2.   Exercise of the full surrender benefit; or

3.   The Insured's death.

The proceeds on the Maturity Date will be the Cash Surrender Value. The proceeds on the Insured's death will be the Death Benefit Amount less any outstanding policy loan.

All proceeds are subject to the provisions of the Payment Options section and the other provisions of this policy.

                       CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise, To do so, send a Written request to Our Administrative Center. The change will go into effect when We receive the change. However, after the change is received, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is received.

                                 PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

Payment Contract. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

02600N

Election of Options. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after the Insureds death, a payee entitled to proceeds in one sum may elect to receive proceeds under any Payment Option (subject to the limitations stated in the 'Availability of Options" provision).

Option 1. Payments for a Specified Period: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

Option 2. Payments of a Specified Amount: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied. with interest, has been paid in full.

Option 3. Monthly Payments for Life with Period Certain: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. The tables are based on the Annuity 2000 Male or Female Tables (adjusted by 60% of projection scale C for females and 100% of projection scale C for males) for 20 years, with interest at the rate of 3% per year.

At the time payments are to begin under this option, the payee may choose one of the following:

1.   Monthly payments based on the Option 3 Table; or

2. Monthly payments equal to a monthly annuity based on Our single premium immediate annuity rates then in use.

Option 4. Proceeds Left at Interest: Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

1.   Left on deposit to accumulate at the rate of 3% compounded annually: or

2. Paid in installments at the rate for each $1,000 of proceeds of $30 annually, $14.89 semiannually, $7.42 quarterly or $2.47 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1, 2 or 3.

Interest Rates. The guaranteed rate of interest for proceeds held under Payment Options 1, 2.3 and 4 is 3% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

Payments. The first payment under Options 1. 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

Availability of Options. If the proposed payee is not a natural person, payment options may be chosen only with Our consent,

If this policy is assigned. We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000 payment will be made in one lump sum.

02600N

Evidence That Payee is Alive. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

Death of a Payee. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract, If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

1. Under Options 1 and 3: The value of the remaining payments for the specified period as of the date We receive Written notification of death, discounted at the rate of interest used in determining the amount of the monthly payment.

2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

Withdrawal of Proceeds Under Options 1 or 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income, Under Option 2, the amount will be the entire unpaid balance.

Withdrawal of Proceeds Under Option 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

1.   The amount to be withdrawn must be $500 or more;

2.   A partial withdrawal must leave a balance on deposit of $1,000 or more.

Withdrawals May Be Deferred. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

Assignment. Payment Contracts may not be assigned.

Change in Payment. The right to make any change in payment is available only if the Payment Contract provides for a change in payment.

Claims of Creditors. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                               GENERAL PROVISIONS

Assigning Your Policy. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at Our Administrative Center. Two copies of the assignment must be submitted, We will retain one copy and return the other, We will not be responsible for the validity of any assignment.

Incontestability. We rely on the made in the application for the applications for any reinstatements in Specified Amount, These statements are considered representations and not warranties, No statement may be used in defense of a claim under the policy unless it is in such applications.

Except as stated below, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the Date of Issue.

02600N

Exceptions:

1. We cannot contest any claim related to an increase in Specified Amount after such increase has been in effect for 2 years during the Insured's lifetime from the date of issue of such increase.

2. If this policy is reinstated, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount for a 2-year period following the date of an increase or reinstatement solely on the basis of the information furnished in the application for such reinstatement or increase.

All references in this provision to 2-year limitations do not apply to any Disability or Accidental Death Benefit or to the nonpayment of premium.

Suicide Exclusion. If the Insured takes his or her own life within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial cash surrenders paid.

If there are any increases in the Specified Amount (See the section entitled 'Changing Your Insurance Policy") a new 2-year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase.

Age or Gender Incorrectly Stated. If the age or gender of the Insured has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age We mean age nearest birthday as of the Date of Issue,

Statutory Basis of Policy Values. The Cash Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Cash Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the annual effective rate shown in the Policy Schedule.

Calculation of minimum Cash Values, nonforfeiture benefits and Guaranteed Cost of Insurance rates are based on the Composite 1980 Commissioners Standard Ordinary Male or Female Mortality Table for the appropriate gender and age nearest birthday.

A detailed statement of the method of computing values has been filed with the state insurance department where required.

No Dividends. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

Annual Report. We will send You at least once a year. without charge, an annual report which will show a summary of all transactions since the last report, including:

1.   Premiums paid;

2.   Transfers;

3.   Expense charges deducted;

4.   The cost of insurance deducted;

5.   Partial surrender benefits deducted including partial surrender fees;

02600N

6.   The amount of any outstanding policy loan;

7.   Separate Account Unit Values;

8.   The current Cash Surrender and Accumulation Values;

9.   The Death Benefit Amount; and

10.  Any other information required by the Superintendent of Insurance.

When This Policy Terminates. This policy will terminate if:

1.   You request that this policy be terminated:

2.   The Insured dies;

3.   The policy matures;

4.   Premiums are refunded due to suicide of the Insured; or

5.   The Grace Period ends; and

     a. There is not sufficient Cash Surrender Value (Accumulation Value less policy loans during the first five policy years) to cover a Monthly Deduction or

     b. The necessary Monthly Guarantee Premiums to keep the policy in force have not been paid.

Reinstatement. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1 Your Written request within 6 years after the end of the Grace Period and before the Maturity Date; and

2.   Evidence of insurability satisfactory to Us; and

3. Payment of enough premium to keep the policy in force for two months or, if less, an amount sufficient to meet the requirements of the Monthly Guarantee Premium provision; and

4.   Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction day on or following the date We approve the reinstatement application.

The original surrender charge schedule will apply to a reinstated policy. The Accumulation Value at the time of reinstatement will be:

1. The Surrender Charge deducted at the time of lapse (such charge not being greater than the Accumulation Value at the time of lapse before the Surrender Charge was applied); plus

2. The Net Premium allocated in accordance with the premium allocation percentages at the time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

3.   Any loan repaid or reinstated; less

4.   The Monthly Deduction for one month.

02600N

The dollar amount of any Surrender Charge reinstated will be the same as the dollar amount of Surrender Charge at the time of lapse, and will be reinstated into the funds from which they were deducted at the time of lapse using Unit Values as of the date of reinstatement.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to that rider.

Options to Exchange Policy During First 18 Months. At any time during the first 18 months from the Date of Issue of this policy, and while this policy is in force on a premium paying basis, it may be exchanged as follows:

If the Insured is alive on the date of exchange, this policy will be exchanged for a non-variable life insurance policy offered by the Company for exchange on the Date of Issue of this policy.

Exchange is subject to the following conditions:

1. The new policy will be issued with the same Date of Issue, insurance age, and risk classification as this policy.

2. The amount of insurance will be the same as the initial amount of insurance under this policy;

3. The new policy may inclu7de any additional benefit provided by rider included in this policy if available for issue with the new policy;

4. The exchange will be subject to an equitable premium or cash value adjustment that takes appropriate account of the premiums and cash values under the original and new policies;

5.   Evidence of insurability will not be required for the exchange.

02600N

                          DEATH BENEFIT CORRIDOR RATES
                      BASED ON CASH VALUE ACCUMULATION TEST

     ATTAINED AGE           MALE          FEMALE
   Nearest Birthday
   (On Each Policy
     Anniversary)

          0               11.72683       14.23332
          1               11.78408       14.20830
          2               11.45764       13.81413
          3               11.12742       13.41641
          4               10.80222       13.02292

          5               10.48030       12.63422
          6               10.16029       12.25218
          7                9.84381       11.87446
          8                9.52979       11.60410
          9                9.22051       11.14015

          10               8.91782       10.78400
          11               8.62254       10.43576
          12               8.33775       10.09738
          13               8.06522        9.77032
          14               7.80728        9.45411

          15               7.56366        9.14976
          16               7.33402        8.85660
          17               7.11708        8.57401
          18               6.91090        8.30142
          19               6.71267        8.03719

          20               6.52076        7.78162
          21               6.33350        7.53356
          22               6.14981        7.29258
          23               5.96881        7.05840
          24               5.79038        6.83085

          25               5.61443        6.61014
          26               5.44092        6.39668
          27               5.27031        6.18766
          28               5.10316        5.98586
          29               4.93975        6.79038

          30               4.78046        5.60097
          31               4.62543        6.41767
          32               4.47504        5.24022
          33               4.32914        5.06840
          34               4.18798        4.90198

          35               4.05148        4.74131
          36               3.91965        4.58592
          37               3.79247        4.43621
          38               3.66997        4.29213
          39               3.55206        4.15360

          40               3.43868        4.02063
          41               3.32968        3.89305
          42               3.22506        3.77070
          43               3.12447        3.66328
          44               3.02787        3.54035

          45               2.93502        3.43166
          46               2.84584        3.32701
          47               2.76008        3.22611
          48               2.67761        3.12877
          49               2.69824        3.03494

          50               2.52192        2.94449
          51               2.44849        2.85732
          52               2.37800        2.77329
          53               2.31039        2.69235
          54               2.24563        2.61451

          55               2.18370        2.63963
          56               2.12443        2.46726
          57               2.06772        2.39746
          58               2.01335        2.32987
          59               1.96120        2.26425

          60               1.91115        2.20053
          61               1.86315        2.13871
          62               1.81717        2.07893
          63               1.77320        2.02134
          64               1.73126        1.96617

          65               1.69130        1.91343
          66               1.66326        1.86300
          67               1.61699        1.81470
          68               1.58236        1.76827
          69               1.54923        1.72343

          70               1.51753        1.68009
          71               1.48726        1.63827
          72               1.45844        1.69809
          73               1.43116        1.56974
          74               1.40548        1.62338

          75               1.38142        1.48910
          76               1.36889        1.45684
          77               1.33775        1.42648
          78               1.31783        1.39782
          79               1.29892        1.37069

          80               1.28090        1.34496
          81               1.26376        1.32058
          82               1.24746        1.29761
          83               1.23212        1.27608
          84               1.21783        1.25607

          85               1.20460        1.23755
          86               1.19234        1.22040
          87               1.18093        1.20448
          88               1.17021        1.18963
          89               1.16000        1.17566

          90               1.15008        1.16236
          91               1.14024        1.14954
          92               1.13021        1.13694
          93               1.11971        1.12430
          94               1.10841        1.11132

          95               1.09607        1.09775
          96               1.08265        1.08350
          97               1.06839        1.06873
          98               1.05387        1.05396
          99               1.04000        1.04000

02600N

                          DEATH BENEFIT CORRIDOR RATES
                           BASED ON GUIDELINE PREMIUM

     ATTAINED
       AGE             RATE

       0-40            2.50
        41             2.43
        42             2.36
        43             2.29
        44             2.22
        45             2.15
        46             2.09
        47             2.03
        48             1.97
        49             1.91
        50             1.85
        51             1.78
        52             1.71
        53             1.64
        54             1.57
        55             1.50
        56             1.46
        57             1.42
        58             1.38
        59             1.34
        60             1.30
        61             1.28
        62             1.26
        63             1.24
        64             1.22
        65             1.20
        66             1.19
        67             1.18
        68             1.17
        69             1.16
        70             1.15
        71             1.13
        72             1.11
        73             1.09
        74             1.07
     75-90             1.05
        91             1.04
        92             1.03
        93             1.02
        94             1.01
        95+            1.00

02600N

            TABLE OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                 OPTION 1 TABLE
                       INSTALLMENTS FOR A SPECIFIED PERIOD

      Number        Amount of         Number         Amount of        Number      Amount of         Number         Amount of
     of Years        Monthly         of Years         Monthly        of Years      Monthly         of Years         Monthly
     Payable       Installments       Payable      Installments      Payable     Installments       Payable      Installments
-----------------------------------------------------------------------------------------------------------------------------
        1           $ 84.47             11           $ 8.86             21         $ 5.32             31            $ 4.10
        2             42.86             12             8.24             22           5.15             32              4.02
        3             28.99             13             7.71             23           4.99             33              3.95
        4             22.06             14             7.26             24           4.84             34              3.88
        5             17.91             15             6.87             25           4.71             35              3.82
        6             15.14             16             6.53             26           4.59             36              3.76
        7             13.16             17             6.23             27           4.47             37              3.70
        8             11.68             18             5.96             28           4.37             38              3.65
        9             10.53             19             5.73             29           4.27             39              3.60
        10             9.61             20             5.51             30           4.18             40              3.55

                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

   AGE OF PAYEE                    GUARANTEED PERIOD                  AGE OF PAYEE                 GUARANTEED PERIOD
--------------------------------------------------------------------------------------------------------------------------------
      Female           10 Years       15 Years        20 Years           Female          10 Years        15 Years       20 Years
--------------------------------------------------------------------------------------------------------------------------------
        10             $ 2.77           2.77            2.77               50            $ 3.73          $ 3.72         $ 3.69
        11               2.78           2.78            2.78               51              3.78            3.77           3.74
        12               2.79           2.79            2.79               52              3.84            3.82           3.79
        13               2.80           2.80            2.80               53              3.90            3.88           3.84
        14               2.81           2.81            2.81               54              3.96            3.93           3.89
        15               2.82           2.82            2.82               55              4.03            4.00           3.95
        16               2.83           2.83            2.83               56              4.09            4.06           4.01
        17               2.85           2.85            2.84               57              4.17            4.13           4.07
        18               2.86           2.86            2.86               58              4.24            4.20           4.13
        19               2.87           2.87            2.87               59              4.32            4.27           4.19
        20               2.89           2.88            2.88               60              4.41            4.35           4.26
        21               2.90           2.90            2.90               61              4.50            4.43           4.33
        22               2.91           2.91            2.91               62              4.59            4.52           4.40
        23               2.93           2.93            2.93               63              4.69            4.60           4.47
        24               2.95           2.94            2.94               64              4.80            4.70           4.54
        25               2.96           2.96            2.96               65              4.91            4.79           4.61
        26               2.98           2.98            2.98               66              5.03            4.89           4.68
        27               3.00           3.00            2.99               67              5.15            4.99           4.75
        28               3.02           3.02            3.01               68              5.28            5.10           4.83
        29               3.04           3.03            3.03               69              5.42            5.21           4.90
        30               3.06           3.05            3.05               70              5.57            5.32           4.96
        31               3.08           3.08            3.07               71              5.72            5.43           5.03
        32               3.10           3.10            3.09               72              5.88            5.54           5.09
        33               3.12           3.12            3.12               73              6.05            5.66           5.15
        34               3.15           3.15            3.14               74              6.23            5.77           5.20
        35               3.17           3.17            3.17               75              6.41            5.88           5.25
        36               3.20           3.20            3.19               76              6.60            5.99           5.29
        37               3.23           3.22            3.22               77              6.79            6.09           5.33
        38               3.26           3.25            3.25               78              6.99            6.18           5.36
        39               3.29           3.28            3.28               79              7.19            6.27           5.39
        40               3.32           3.31            3.31               80              7.39            6.36           5.42
        41               3.35           3.35            3.34               81              7.58            6.43           5.44
        42               3.39           3.38            3.37               82              7.78            6.50           5.45
        43               3.42           3.42            3.40               83              7.96            6.56           5.47
        44               3.46           3.45            3.44               84              8.14            6.62           5.48
        45               3.50           3.49            3.48               85              8.31            6.66           5.49
        46               3.54           3.53            3.52               86              8.47            6.70           5.50
        47               3.59           3.58            3.56               87              8.62            6.74           5.50
        48               3.63           3.62            3.60               88              8.75            6.77           5.51
        49               3.68           3.67            3.64               89              8.88            6.79           5.51
                                                                           90              8.99            6.81           5.51

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

02600N-F

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

   AGE OF PAYEE                    GUARANTEED PERIOD                  AGE OF PAYEE                 GUARANTEED PERIOD
--------------------------------------------------------------------------------------------------------------------------------
       Male            10 Years       15 Years        20 Years            Male           10 Years        15 Years       20 Years
--------------------------------------------------------------------------------------------------------------------------------
        10             $ 2.81         $ 2.80          $ 2.80               50            $ 3.87          $ 3.85         $ 3.81
        11               2.82           2.81            2.81               51              3.93            3.90           3.86
        12               2.83           2.83            2.82               52              3.99            3.96           3.91
        13               2.84           2.84            2.83               53              4.06            4.02           3.96
        14               2.85           2.85            2.85               54              4.12            4.08           4.02
        15               2.86           2.86            2.86               55              4.19            4.15           4.07
        16               2.88           2.87            2.87               56              4.27            4.22           4.13
        17               2.89           2.89            2.89               57              4.35            4.29           4.19
        18               2.90           2.90            2.90               58              4.43            4.36           4.25
        19               2.92           2.92            2.91               59              4.52            4.44           4.32
        20               2.93           2.93            2.93               60              4.61            4.52           4.38
        21               2.95           2.95            2.94               61              4.71            4.60           4.45
        22               2.97           2.96            2.96               62              4.81            4.69           4.51
        23               2.98           2.98            2.98               63              4.92            4.78           4.58
        24               3.00           3.00            2.99               64              5.03            4.87           4.64
        25               3.02           3.02            3.01               65              5.15            4.96           4.71
        26               3.04           3.03            3.03               66              5.27            5.06           4.78
        27               3.06           3.05            3.05               67              5.40            5.16           4.84
        28               3.08           3.07            3.07               68              5.53            5.26           4.90
        29               3.10           3.10            3.09               69              5.67            5.36           4.96
        30               3.12           3.12            3.11               70              5.82            5.46           5.02
        31               3.14           3.14            3.14               71              5.97            5.56           5.08
        32               3.17           3.17            3.16               72              6.12            5.66           5.13
        33               3.19           3.19            3.19               73              6.28            5.76           5.18
        34               3.22           3.22            3.21               74              6.44            5.88           5.22
        35               3.25           3.25            3.24               75              6.61            5.96           5.26
        36               3.28           3.27            3.27               76              6.78            6.05           5.30
        37               3.31           3.31            3.30               77              6.95            6.14           5.34
        38               3.34           3.34            3.33               78              7.13            6.22           5.37
        39               3.38           3.37            3.36               79              7.30            6.30           5.39
        40               3.41           3.41            3.39               80              7.48            6.37           5.42
        41               3.45           3.44            3.43               81              7.65            6.44           5.44
        42               3.49           3.48            3.46               82              7.82            6.50           5.45
        43               3.53           3.52            3.50               83              7.99            6.56           5.47
        44               3.57           3.56            3.54               84              8.15            6.61           5.48
        45               3.62           3.60            3.58               85              8.30            6.66           5.49
        46               3.66           3.65            3.62               86              8.45            6.70           5.50
        47               3.71           3.69            3.66               87              8.59            6.73           5.50
        48               3.76           3.74            3.71               88              8.72            6.76           5.51
        49               3.82           3.79            3.76               89              8.84            6.79           5.51
                                                                           90              8.95            6.81           5.51

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

02600N-M

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

        ATTAINED AGE         MALE           FEMALE
      Nearest Birthday
       (On Each Policy
        Anniversary)

              0             $  0.35        $  0.24
              1                 .09            .07
              2                 .08            .07
              3                 .08            .07
              4                 .08            .06

              5                 .08            .06
              6                 .07            .06
              7                 .07            .06
              8                 .06            .06
              9                 .06            .06

             10                 .06            .06
             11                 .06            .06
             12                 .07            .06
             13                 .08            .06
             14                 .10            .07

             15                 .11            .07
             16                 .13            .08
             17                 .14            .08
             18                 .15            .08
             19                 .16            .09

             20                 .16            .09
             21                 .16            .09
             22                 .16            .09
             23                 .16            .09
             24                 .15            .10

             25                 .15            .10
             26                 .14            .10
             27                 .14            .10
             28                 .14            .11
             29                 .14            .11

             30                 .14            .11
             31                 .15            .12
             32                 .15            .12
             33                 .16            .13
             34                 .17            .13

             35                 .18            .14
             36                 .19            .15
             37                 .20            .16
             38                 .22            .17
             39                 .23            .19

             40                 .25            .20
             41                 .27            .22
             42                 .30            .24
             43                 .32            .26
             44                 .35            .28

             45                 .38            .30
             46                 .41            .32
             47                 .44            .34
             48                 .48            .36
             49                 .52            .39

             50             $  0.56        $  0.41
             51                 .61            .44
             52                 .67            .48
             53                 .73            .51
             54                 .80            .55

             55                 .88            .59
             56                 .96            .63
             57                1.05            .67
             58                1.14            .71
             59                1.24            .75

             60                1.35            .79
             61                1.48            .85
             62                1.62            .92
             63                1.78           1.01
             64                1.95           1.11

             65                2.15           1.23
             66                2.36           1.35
             67                2.58           1.47
             68                2.82           1.59
             69                3.07           1.72

             70                3.36           1.86
             71                3.70           2.05
             72                4.08           2.27
             73                4.52           2.55
             74                5.01           2.88

             75                5.54           3.25
             76                6.11           3.67
             77                6.71           4.11
             78                7.33           4.59
             79                7.99           5.11

             80                8.71           5.71
             81                9.52           6.39
             82               10.45           7.19
             83               11.50           8.12
             84               12.67           9.18

             85               13.93          10.34
             86               15.25          11.60
             87               16.63          12.97
             88               18.06          14.45
             89               19.55          16.05

             90               21.11          17.79
             91               22.80          19.72
             92               24.66          21.89
             93               26.82          24.44
             94               29.67          27.67

             95               33.93          32.32
             96               41.28          40.05
             97               56.04          55.16
             98               83.33          83.33
             99               83.33          83.33

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule

02600N

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

  ISSUE AGE
    FEMALE          1           2           3          4          5          6          7           8           9         10
      15           4.00        4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00       1.00
      16           4.00        4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00       1.00
      17           4.00        4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00       1.00
      18           4.00        4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00       1.00
      19           4.00        4.00        4.00       4.00       3.00       3.00       2.00        2.00       1.00       1.00

      20           4.00        4.00        4.00       4.00       3.00       3.00       2.00        2.00       1.00       1.00
      21           4.00        4.00        4.00       4.00       3.00       3.00       2.00        2.00       1.00       1.00
      22           4.00        4.00        4.00       4.00       3.00       3.00       2.00        2.00       1.00       1.00
      23           5.00        5.00        5.00       4.00       4.00       3.00       2.00        2.00       1.00       1.00
      24           5.00        5.00        5.00       4.00       4.00       3.00       2.00        2.00       1.00       1.00
      25           5.00        5.00        5.00       4.00       4.00       3.00       3.00        2.00       1.00       1.00
      26           5.00        5.00        5.00       5.00       4.00       3.00       3.00        2.00       1.00       1.00
      27           6.00        6.00        6.00       5.00       4.00       4.00       3.00        2.00       1.00       1.00
      28           6.00        6.00        6.00       5.00       4.00       4.00       3.00        2.00       1.00       1.00
      29           6.00        6.00        6.00       5.00       5.00       4.00       3.00        2.00       2.00       1.00

      30           7.00        7.00        7.00       6.00       5.00       4.00       3.00        2.00       2.00       1.00
      31           7.00        7.00        7.00       6.00       5.00       4.00       4.00        3.00       2.00       1.00
      32           7.00        7.00        7.00       7.00       6.00       5.00       4.00        3.00       2.00       1.00
      33           8.00        8.00        8.00       7.00       6.00       5.00       4.00        3.00       2.00       1.00
      34           8.00        8.00        8.00       7.00       6.00       5.00       4.00        3.00       2.00       1.00
      35           9.00        9.00        9.00       8.00       7.00       6.00       5.00        3.00       2.00       1.00
      36           9.00        9.00        9.00       8.00       7.00       6.00       5.00        4.00       2.00       1.00
      37          10.00       10.00       10.00       9.00       7.00       6.00       5.00        4.00       2.00       1.00
      38          11.00       11.00       11.00       9.00       8.00       7.00       5.00        4.00       3.00       1.00
      39          11.00       11.00       11.00      10.00       8.00       7.00       6.00        4.00       3.00       1.00

      40          12.00       12.00       12.00      10.00       9.00       7.00       6.00        4.00       3.00       1.00
      41          12.00       12.00       12.00      11.00       9.00       8.00       6.00        5.00       3.00       2.00
      42          13.00       13.00       13.00      11.00      10.00       8.00       7.00        5.00       3.00       2.00
      43          14.00       14.00       14.00      12.00      10.00       9.00       7.00        5.00       3.00       2.00
      44          15.00       15.00       15.00      13.00      11.00       9.00       7.00        5.00       4.00       2.00
      45          15.00       15.00       15.00      14.00      12.00      10.00       8.00        6.00       4.00       2.00
      46          16.00       16.00       16.00      14.00      12.00      10.00       8.00        6.00       4.00       2.00
      47          17.00       17.00       17.00      15.00      13.00      11.00       8.00        6.00       4.00       2.00
      48          18.00       18.00       18.00      15.00      13.00      11.00       9.00        7.00       4.00       2.00
      49          18.00       18.00       18.00      16.00      14.00      11.00       9.00        7.00       5.00       2.00

      50          19.00       19.00       19.00      17.00      14.00      12.00      10.00        7.00       5.00       2.00
      51          20.00       20.00       20.00      18.00      15.00      13.00      10.00        8.00       5.00       3.00
      52          21.00       21.00       21.00      18.00      16.00      13.00      10.00        8.00       5.00       3.00
      53          22.00       22.00       22.00      19.00      16.00      14.00      11.00        8.00       5.00       3.00
      54          23.00       23.00       23.00      20.00      17.00      14.00      11.00        9.00       6.00       3.00
      55          24.00       24.00       24.00      21.00      18.00      15.00      12.00        9.00       6.00       3.00
      56          25.00       25.00       25.00      22.00      19.00      16.00      13.00        9.00       6.00       3.00
      57          26.00       26.00       26.00      23.00      20.00      17.00      13.00       10.00       7.00       3.00
      58          28.00       28.00       28.00      24.00      21.00      17.00      14.00       10.00       7.00       3.00
      59          29.00       29.00       29.00      26.00      22.00      18.00      15.00       11.00       7.00       4.00

02600N-F-NS

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed 2.0% of the amount withdrawn or $25.00 for each partial surrender.

   ISSUE
    AGE
   FEMALE         1          2          3          4          5           6          7          8         9           10
     60         31.00      31.00      31.00      27.00      23.00       19.00      15.00      12.00      8.00        4.00
     61         33.00      33.00      33.00      29.00      24.00       20.00      16.00      12.00      8.00        4.00
     62         34.00      34.00      34.00      30.00      26.00       22.00      17.00      13.00      9.00        4.00
     63         36.00      36.00      36.00      32.00      27.00       23.00      18.00      14.00      9.00        5.00
     64         39.00      39.00      39.00      34.00      29.00       24.00      19.00      14.00     10.00        5.00
     65         41.00      41.00      41.00      36.00      31.00       26.00      20.00      15.00     10.00        5.00
     66         41.00      41.00      41.00      36.00      31.00       26.00      21.00      16.00     10.00        5.00
     67         42.00      42.00      42.00      37.00      31.00       26.00      21.00      16.00     10.00        5.00
     68         42.00      42.00      42.00      37.00      32.00       26.00      21.00      16.00     11.00        5.00
     69         43.00      43.00      43.00      37.00      32.00       27.00      21.00      16.00     11.00        5.00

     70         43.00      43.00      43.00      37.00      32.00       27.00      21.00      16.00     11.00        5.00
     71         43.00      43.00      43.00      38.00      32.00       27.00      21.00      16.00     11.00        5.00
     72         43.00      43.00      43.00      38.00      32.00       27.00      22.00      16.00     11.00        5.00
     73         43.00      43.00      43.00      37.00      32.00       27.00      21.00      16.00     11.00        5.00
     74         43.00      43.00      43.00      37.00      32.00       27.00      21.00      16.00     11.00        5.00
     75         42.00      42.00      42.00      37.00      32.00       26.00      21.00      16.00     11.00        5.00
     76         42.00      42.00      42.00      37.00      32.00       27.00      21.00      16.00     11.00        5.00
     77         42.00      42.00      42.00      38.00      32.00       27.00      22.00      16.00     11.00        5.00
     78         41.00      41.00      41.00      38.00      33.00       27.00      22.00      16.00     11.00        5.00
     79         41.00      41.00      41.00      38.00      33.00       27.00      22.00      16.00     11.00        5.00

     80         40.00      40.00      40.00      38.00      33.00       28.00      22.00      17.00     11.00        6.00
     81         40.00      40.00      40.00      38.00      33.00       27.00      22.00      16.00     11.00        5.00
     82         40.00      40.00      40.00      38.00      33.00       27.00      22.00      16.00     11.00        5.00
     83         40.00      40.00      40.00      38.00      32.00       27.00      22.00      16.00     11.00        5.00
     84         40.00      40.00      40.00      37.00      32.00       26.00      21.00      16.00     11.00        5.00
     85         40.00      40.00      40.00      36.00      31.00       25.00      20.00      15.00     10.00        5.00
     86         40.00      40.00      40.00      36.00      31.00       26.00      20.00      15.00     10.00        5.00
     87         40.00      40.00      40.00      36.00      31.00       25.00      20.00      15.00     10.00        5.00
     88         40.00      40.00      40.00      35.00      30.00       25.00      20.00      15.00     10.00        5.00
     89         39.00      39.00      39.00      35.00      30.00       25.00      20.00      15.00     10.00        5.00

     90         39.00      39.00      39.00      34.00      29.00       24.00      19.00      15.00     10.00        0.00

02600N-F-NS

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

  ISSUE AGE
   FEMALE          1           2          3           4          5          6          7          8           9          10
       0          3.00        3.00       3.00        3.00       2.00       2.00       2.00       1.00        1.00       1.00
       1          3.00        3.00       3.00        3.00       2.00       2.00       1.00       1.00        1.00       1.00
       2          3.00        3.00       3.00        3.00       2.00       2.00       2.00       1.00        1.00       1.00
       3          3.00        3.00       3.00        3.00       2.00       2.00       2.00       1.00        1.00       1.00
       4          3.00        3.00       3.00        3.00       2.00       2.00       2.00       1.00        1.00       1.00
       5          3.00        3.00       3.00        3.00       3.00       2.00       2.00       1.00        1.00       1.00
       6          3.00        3.00       3.00        3.00       3.00       2.00       2.00       1.00        1.00       1.00
       7          4.00        4.00       4.00        3.00       3.00       2.00       2.00       1.00        1.00       1.00
       8          4.00        4.00       4.00        3.00       3.00       2.00       2.00       1.00        1.00       1.00
       9          4.00        4.00       4.00        3.00       3.00       2.00       2.00       1.00        1.00       1.00

      10          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
      11          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
      12          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
      13          5.00        5.00       5.00        4.00       4.00       3.00       2.00       2.00        1.00       1.00
      14          5.00        5.00       5.00        4.00       4.00       3.00       2.00       2.00        1.00       1.00
      15          5.00        5.00       5.00        5.00       4.00       3.00       3.00       2.00        1.00       1.00
      16          5.00        5.00       5.00        5.00       4.00       3.00       3.00       2.00        1.00       1.00
      17          5.00        5.00       5.00        5.00       4.00       3.00       3.00       2.00        1.00       1.00
      18          6.00        6.00       6.00        5.00       4.00       4.00       3.00       2.00        1.00       1.00
      19          6.00        6.00       6.00        5.00       4.00       4.00       3.00       2.00        1.00       1.00

      20          6.00        6.00       6.00        5.00       5.00       4.00       3.00       2.00        2.00       1.00
      21          6.00        6.00       6.00        5.00       5.00       4.00       3.00       2.00        2.00       1.00
      22          6.00        6.00       6.00        6.00       5.00       4.00       3.00       2.00        2.00       1.00
      23          7.00        7.00       7.00        6.00       5.00       4.00       3.00       2.00        2.00       1.00
      24          7.00        7.00       7.00        6.00       5.00       4.00       3.00       3.00        2.00       1.00
      25          7.00        7.00       7.00        6.00       5.00       4.00       4.00       3.00        2.00       1.00
      26          7.00        7.00       7.00        6.00       5.00       5.00       4.00       3.00        2.00       1.00
      27          8.00        8.00       8.00        7.00       6.00       5.00       4.00       3.00        2.00       1.00
      28          8.00        8.00       8.00        7.00       6.00       5.00       4.00       3.00        2.00       1.00
      29          8.00        8.00       8.00        7.00       6.00       5.00       4.00       3.00        2.00       1.00

      30          9.00        9.00       9.00        8.00       6.00       5.00       4.00       3.00        2.00       1.00
      31          9.00        9.00       9.00        8.00       7.00       6.00       5.00       3.00        2.00       1.00
      32          9.00        9.00       9.00        8.00       7.00       6.00       5.00       4.00        2.00       1.00
      33         10.00       10.00      10.00        9.00       7.00       6.00       5.00       4.00        2.00       1.00
      34         10.00       10.00      10.00        9.00       8.00       7.00       5.00       4.00        3.00       1.00
      35         11.00       11.00      11.00       10.00       8.00       7.00       5.00       4.00        3.00       1.00
      36         11.00       11.00      11.00       10.00       9.00       7.00       6.00       4.00        3.00       1.00
      37         12.00       12.00      12.00       10.00       9.00       7.00       6.00       4.00        3.00       1.00
      38         12.00       12.00      12.00       11.00       9.00       8.00       6.00       5.00        3.00       2.00
      39         13.00       13.00      13.00       11.00      10.00       8.00       7.00       5.00        3.00       2.00

      40         14.00       14.00      14.00       12.00      10.00       9.00       7.00       5.00        3.00       2.00
      41         14.00       14.00      14.00       13.00      11.00       9.00       7.00       5.00        4.00       2.00
      42         15.00       15.00      15.00       13.00      11.00       9.00       8.00       6.00        4.00       2.00
      43         16.00       16.00      16.00       14.00      12.00      10.00       8.00       6.00        4.00       2.00
      44         17.00       17.00      17.00       14.00      12.00      10.00       8.00       6.00        4.00       2.00
      45         17.00       17.00      17.00       15.00      13.00      11.00       9.00       7.00        4.00       2.00

02600N-F-S

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

  ISSUE AGE
   FEMALE          1          2          3          4          5           6         7          8          9           10
     46          18.00      18.00      18.00      16.00      14.00       11.00      9.00       7.00       5.00        2.00
     47          19.00      19.00      19.00      16.00      14.00       12.00      9.00       7.00       5.00        2.00
     48          20.00      20.00      20.00      17.00      15.00       12.00     10.00       7.00       5.00        2.00
     49          20.00      20.00      20.00      18.00      15.00       13.00     10.00       8.00       5.00        3.00

     50          21.00      21.00      21.00      18.00      16.00       13.00     11.00       8.00       5.00        3.00
     51          22.00      22.00      22.00      19.00      17.00       14.00     11.00       8.00       6.00        3.00
     52          23.00      23.00      23.00      20.00      17.00       14.00     11.00       9.00       6.00        3.00
     53          24.00      24.00      24.00      21.00      18.00       15.00     12.00       9.00       6.00        3.00
     54          25.00      25.00      25.00      22.00      19.00       16.00     12.00       9.00       6.00        3.00
     55          26.00      26.00      26.00      23.00      20.00       16.00     13.00      10.00       7.00        3.00
     56          27.00      27.00      27.00      24.00      21.00       17.00     14.00      10.00       7.00        3.00
     57          29.00      29.00      29.00      25.00      22.00       18.00     14.00      11.00       7.00        4.00
     58          30.00      30.00      30.00      27.00      23.00       19.00     15.00      11.00       8.00        4.00
     59          32.00      32.00      32.00      28.00      24.00       20.00     16.00      12.00       8.00        4.00

     60          34.00      34.00      34.00      30.00      25.00       21.00     17.00      13.00       8.00        4.00
     61          36.00      36.00      36.00      31.00      27.00       22.00     18.00      13.00       9.00        4.00
     62          38.00      38.00      38.00      33.00      28.00       24.00     19.00      14.00       9.00        5.00
     63          40.00      40.00      40.00      35.00      30.00       25.00     20.00      15.00      10.00        5.00
     64          42.00      42.00      42.00      37.00      32.00       26.00     21.00      16.00      11.00        5.00
     65          45.00      45.00      45.00      39.00      34.00       28.00     23.00      17.00      11.00        6.00
     66          45.00      45.00      45.00      40.00      34.00       28.00     23.00      17.00      11.00        6.00
     67          45.00      45.00      45.00      40.00      34.00       28.00     23.00      17.00      11.00        6.00
     68          45.00      45.00      45.00      40.00      34.00       28.00     23.00      17.00      11.00        6.00
     69          45.00      45.00      45.00      40.00      34.00       28.00     23.00      17.00      11.00        6.00

     70          45.00      45.00      45.00      40.00      34.00       28.00     23.00      17.00      11.00        6.00
     71          45.00      45.00      45.00      39.00      34.00       28.00     23.00      17.00      11.00        6.00
     72          44.00      44.00      44.00      39.00      34.00       28.00     22.00      17.00      11.00        6.00
     73          43.00      43.00      43.00      39.00      33.00       28.00     22.00      17.00      11.00        6.00
     74          42.00      42.00      42.00      38.00      32.00       27.00     21.00      16.00      11.00        5.00
     75          41.00      41.00      41.00      37.00      32.00       26.00     22.00      16.00      11.00        5.00
     76          41.00      41.00      41.00      38.00      32.00       27.00     22.00      16.00      11.00        5.00
     77          41.00      41.00      41.00      39.00      33.00       28.00     23.00      17.00      11.00        6.00
     78          40.00      40.00      40.00      38.00      34.00       28.00     23.00      17.00      11.00        6.00
     79          40.00      40.00      40.00      38.00      35.00       29.00     23.00      17.00      12.00        6.00

     80          39.00      39.00      39.00      37.00      35.00       29.00     24.00      18.00      12.00        6.00
     81          39.00      39.00      39.00      37.00      35.00       30.00     24.00      18.00      12.00        6.00
     82          39.00      39.00      39.00      36.00      34.00       31.00     24.00      18.00      12.00        6.00
     83          39.00      39.00      39.00      36.00      34.00       31.00     25.00      19.00      12.00        6.00
     84          39.00      39.00      39.00      36.00      34.00       31.00     25.00      19.00      13.00        6.00
     85          38.00      38.00      38.00      36.00      34.00       31.00     25.00      19.00      13.00        6.00
     86          38.00      38.00      38.00      36.00      33.00       31.00     25.00      19.00      13.00        6.00
     87          38.00      38.00      38.00      35.00      33.00       30.00     25.00      19.00      13.00        6.00
     88          38.00      38.00      38.00      35.00      32.00       29.00     25.00      19.00      12.00        6.00
     89          37.00      37.00      37.00      34.00      31.00       28.00     24.00      19.00      12.00        6.00

     90          36.00      36.00      36.00      33.00      29.00       25.00     21.00      17.00      12.00        0.00

02600N-F-S

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

  ISSUE AGE
     MALE           1           2           3          4          5          6          7          8           9          10
      15           5.00        5.00        5.00       4.00       4.00       3.00       3.00        2.00       1.00       1.00
      16           5.00        5.00        5.00       4.00       4.00       3.00       3.00        2.00       1.00       1.00
      17           5.00        5.00        5.00       4.00       4.00       3.00       3.00        2.00       1.00       1.00
      18           5.00        5.00        5.00       4.00       4.00       3.00       3.00        2.00       1.00       1.00
      19           6.00        6.00        6.00       5.00       5.00       4.00       3.00        2.00       2.00       1.00

      20           6.00        6.00        6.00       5.00       5.00       4.00       3.00        2.00       2.00       1.00
      21           6.00        6.00        6.00       5.00       5.00       4.00       3.00        2.00       2.00       1.00
      22           6.00        6.00        6.00       5.00       5.00       4.00       3.00        2.00       2.00       1.00
      23           7.00        7.00        7.00       6.00       5.00       4.00       4.00        3.00       2.00       1.00
      24           7.00        7.00        7.00       6.00       5.00       4.00       4.00        3.00       2.00       1.00
      25           7.00        7.00        7.00       6.00       6.00       5.00       4.00        3.00       2.00       1.00
      26           8.00        8.00        8.00       7.00       6.00       5.00       4.00        3.00       2.00       1.00
      27           8.00        8.00        8.00       7.00       7.00       6.00       4.00        3.00       2.00       1.00
      28           9.00        9.00        9.00       8.00       7.00       6.00       5.00        3.00       2.00       1.00
      29           9.00        9.00        9.00       8.00       7.00       6.00       5.00        3.00       2.00       1.00

      30          10.00       10.00       10.00       9.00       8.00       6.00       5.00        4.00       3.00       1.00
      31          11.00       11.00       11.00      10.00       8.00       7.00       6.00        4.00       3.00       1.00
      32          11.00       11.00       11.00      10.00       8.00       7.00       6.00        4.00       3.00       1.00
      33          12.00       12.00       12.00      11.00       9.00       8.00       6.00        5.00       3.00       2.00
      34          13.00       13.00       13.00      11.00      10.00       8.00       7.00        5.00       3.00       2.00
      35          14.00       14.00       14.00      12.00      11.00       9.00       7.00        5.00       4.00       2.00
      36          14.00       14.00       14.00      12.00      11.00       9.00       7.00        5.00       4.00       2.00
      37          15.00       15.00       15.00      13.00      11.00       9.00       8.00        6.00       4.00       2.00
      38          16.00       16.00       16.00      14.00      12.00      10.00       8.00        6.00       4.00       2.00
      39          17.00       17.00       17.00      15.00      13.00      11.00       9.00        6.00       4.00       2.00

      40          18.00       18.00       18.00      16.00      14.00      11.00       9.00        7.00       5.00       2.00
      41          19.00       19.00       19.00      17.00      14.00      12.00      10.00        7.00       5.00       2.00
      42          20.00       20.00       20.00      18.00      15.00      13.00      10.00        8.00       5.00       3.00
      43          21.00       21.00       21.00      18.00      16.00      13.00      11.00        8.00       5.00       3.00
      44          22.00       22.00       22.00      19.00      17.00      14.00      11.00        8.00       6.00       3.00
      45          23.00       23.00       23.00      20.00      17.00      14.00      12.00        9.00       6.00       3.00
      46          24.00       24.00       24.00      21.00      18.00      15.00      12.00        9.00       6.00       3.00
      47          25.00       25.00       25.00      22.00      19.00      16.00      13.00        9.00       6.00       3.00
      48          27.00       27.00       27.00      24.00      20.00      17.00      14.00       10.00       7.00       3.00
      49          28.00       28.00       28.00      25.00      21.00      18.00      14.00       11.00       7.00       4.00

      50          30.00       30.00       30.00      26.00      23.00      19.00      15.00       11.00       8.00       4.00
      51          31.00       31.00       31.00      27.00      23.00      19.00      16.00       12.00       8.00       4.00
      52          33.00       33.00       33.00      29.00      25.00      21.00      17.00       12.00       8.00       4.00
      53          35.00       35.00       35.00      31.00      26.00      22.00      18.00       13.00       9.00       4.00
      54          37.00       37.00       37.00      32.00      28.00      23.00      19.00       14.00       9.00       5.00
      55          39.00       39.00       39.00      34.00      29.00      24.00      20.00       15.00      10.00       5.00
      56          41.00       41.00       41.00      36.00      31.00      26.00      21.00       15.00      10.00       5.00
      57          43.00       43.00       43.00      38.00      32.00      27.00      22.00       16.00      11.00       5.00
      58          45.00       45.00       45.00      39.00      34.00      28.00      23.00       17.00      11.00       6.00
      59          47.00       47.00       47.00      41.00      35.00      29.00      24.00       18.00      12.00       6.00

02600N-M-NS

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

  ISSUE AGE
     MALE           1          2          3          4        5          6          7          8         9           10
      60          49.00      49.00      49.00      43.00    37.00      31.00      25.00      18.00     12.00        6.00
      61          49.00      49.00      49.00      43.00    37.00      31.00      25.00      18.00     12.00        6.00
      62          48.00      48.00      48.00      42.00    36.00      30.00      24.00      18.00     12.00        6.00
      63          48.00      48.00      48.00      42.00    36.00      30.00      24.00      18.00     12.00        6.00
      64          47.00      47.00      47.00      41.00    35.00      29.00      24.00      18.00     12.00        6.00
      65          47.00      47.00      47.00      41.00    35.00      29.00      24.00      18.00     12.00        6.00
      66          47.00      47.00      47.00      41.00    35.00      29.00      24.00      18.00     12.00        6.00
      67          46.00      46.00      46.00      40.00    35.00      29.00      23.00      17.00     12.00        6.00
      68          45.00      45.00      45.00      39.00    34.00      28.00      23.00      17.00     11.00        6.00
      69          45.00      45.00      45.00      39.00    34.00      28.00      23.00      17.00     11.00        6.00

      70          44.00      44.00      44.00      39.00    33.00      28.00      22.00      17.00     11.00        6.00
      71          43.00      43.00      43.00      38.00    32.00      27.00      22.00      16.00     11.00        5.00
      72          43.00      43.00      43.00      38.00    32.00      27.00      22.00      16.00     11.00        5.00
      73          42.00      42.00      42.00      37.00    32.00      26.00      21.00      16.00     11.00        5.00
      74          41.00      41.00      41.00      36.00    31.00      26.00      21.00      15.00     10.00        5.00
      75          41.00      41.00      41.00      36.00    31.00      26.00      21.00      15.00     10.00        5.00
      76          40.00      40.00      40.00      35.00    30.00      25.00      20.00      15.00     10.00        5.00
      77          40.00      40.00      40.00      35.00    30.00      25.00      20.00      15.00     10.00        5.00
      78          40.00      40.00      40.00      35.00    30.00      25.00      20.00      15.00     10.00        5.00
      79          39.00      39.00      39.00      34.00    29.00      24.00      20.00      15.00     10.00        5.00
                                                                                                                    5.00

      80          39.00      39.00      39.00      34.00    29.00      24.00      20.00      15.00     10.00        5.00
      81          39.00      39.00      39.00      34.00    29.00      24.00      20.00      15.00     10.00        5.00
      82          39.00      39.00      39.00      34.00    29.00      24.00      20.00      15.00     10.00        5.00
      83          39.00      39.00      39.00      34.00    29.00      24.00      20.00      15.00     10.00        5.00
      84          38.00      38.00      38.00      34.00    29.00      24.00      19.00      14.00     10.00        5.00
      85          38.00      38.00      38.00      33.00    29.00      24.00      19.00      14.00     10.00        5.00
      86          38.00      38.00      38.00      33.00    29.00      24.00      19.00      14.00     10.00        5.00
      87          38.00      38.00      38.00      33.00    29.00      24.00      19.00      14.00     10.00        5.00
      88          38.00      38.00      38.00      33.00    29.00      24.00      19.00      14.00     10.00        5.00
      89          38.00      38.00      38.00      33.00    29.00      24.00      19.00      14.00     10.00        5.00

      90          37.00      37.00      37.00      32.00    28.00      23.00      19.00      14.00      0.00        0.00

02600N-M-NS

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

  ISSUE AGE
    MALE           1           2          3           4          5          6          7          8           9          10
       0          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
       1          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
       2          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
       3          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
       4          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
       5          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
       6          4.00        4.00       4.00        4.00       3.00       3.00       2.00       2.00        1.00       1.00
       7          5.00        5.00       5.00        4.00       4.00       3.00       3.00       2.00        1.00       1.00
       8          5.00        5.00       5.00        4.00       4.00       3.00       3.00       2.00        1.00       1.00
       9          5.00        5.00       5.00        4.00       4.00       3.00       3.00       2.00        1.00       1.00

      10          5.00        5.00       5.00        4.00       4.00       3.00       3.00       2.00        1.00       1.00
      11          6.00        6.00       6.00        5.00       5.00       4.00       3.00       2.00        2.00       1.00
      12          6.00        6.00       6.00        5.00       5.00       4.00       3.00       2.00        2.00       1.00
      13          6.00        6.00       6.00        5.00       5.00       4.00       3.00       2.00        2.00       1.00
      14          6.00        6.00       6.00        6.00       5.00       4.00       3.00       2.00        2.00       1.00
      15          7.00        7.00       7.00        6.00       5.00       4.00       4.00       3.00        2.00       1.00
      16          7.00        7.00       7.00        6.00       5.00       4.00       4.00       3.00        2.00       1.00
      17          7.00        7.00       7.00        6.00       5.00       4.00       4.00       3.00        2.00       1.00
      18          8.00        8.00       8.00        7.00       6.00       5.00       4.00       3.00        2.00       1.00
      19          8.00        8.00       8.00        7.00       6.00       5.00       4.00       3.00        2.00       1.00

      20          8.00        8.00       8.00        7.00       6.00       5.00       4.00       3.00        2.00       1.00
      21          9.00        9.00       9.00        8.00       7.00       6.00       5.00       3.00        2.00       1.00
      22          9.00        9.00       9.00        8.00       7.00       6.00       5.00       3.00        2.00       1.00
      23          9.00        9.00       9.00        8.00       7.00       6.00       5.00       3.00        2.00       1.00
      24         10.00       10.00      10.00        9.00       8.00       6.00       5.00       4.00        3.00       1.00
      25         10.00       10.00      10.00        9.00       8.00       6.00       5.00       4.00        3.00       1.00
      26         11.00       11.00      11.00       10.00       8.00       7.00       6.00       4.00        3.00       1.00
      27         11.00       11.00      11.00       10.00       8.00       7.00       6.00       4.00        3.00       1.00
      28         12.00       12.00      12.00       11.00       9.00       8.00       6.00       5.00        3.00       2.00
      29         12.00       12.00      12.00       11.00       9.00       8.00       6.00       5.00        3.00       2.00

      30         13.00       13.00      13.00       11.00      10.00       8.00       7.00       5.00        3.00       2.00
      31         13.00       13.00      13.00       11.00      10.00       8.00       7.00       5.00        3.00       2.00
      32         14.00       14.00      14.00       12.00      11.00       9.00       7.00       5.00        4.00       2.00
      33         15.00       15.00      15.00       13.00      11.00       9.00       8.00       6.00        4.00       2.00
      34         15.00       15.00      15.00       13.00      11.00       9.00       8.00       6.00        4.00       2.00
      35         16.00       16.00      16.00       14.00      12.00      10.00       8.00       6.00        4.00       2.00
      36         17.00       17.00      17.00       15.00      13.00      11.00       9.00       6.00        4.00       2.00
      37         18.00       18.00      18.00       16.00      14.00      11.00       9.00       7.00        5.00       2.00
      38         19.00       19.00      19.00       17.00      14.00      12.00      10.00       7.00        5.00       2.00
      39         20.00       20.00      20.00       18.00      15.00      13.00      10.00       8.00        5.00       3.00

      40         21.00       21.00      21.00       18.00      16.00      13.00      11.00       8.00        5.00       3.00
      41         22.00       22.00      22.00       19.00      17.00      14.00      11.00       8.00        6.00       3.00
      42         24.00       24.00      24.00       21.00      18.00      15.00      12.00       9.00        6.00       3.00
      43         25.00       25.00      25.00       22.00      19.00      16.00      13.00       9.00        6.00       3.00
      44         26.00       26.00      26.00       23.00      20.00      16.00      13.00      10.00        7.00       3.00
      45         27.00       27.00      27.00       24.00      20.00      17.00      14.00      10.00        7.00       3.00

02600N-M-S

            TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this paragraph means full surrender, or a reduction in Specified Amount at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

  ISSUE AGE
    MALE           1          2          3          4          5           6         7          8          9          10
     46          28.00      28.00      28.00      25.00      21.00       18.00     14.00      11.00       7.00        4.00
     47          39.00      39.00      39.00      25.00      22.00       18.00     15.00      11.00       7.00        4.00
     48          30.00      30.00      30.00      26.00      23.00       19.00     15.00      11.00       8.00        4.00
     49          31.00      31.00      31.00      27.00      23.00       19.00     16.00      12.00       8.00        4.00

     50          32.00      32.00      32.00      28.00      24.00       20.00     16.00      12.00       8.00        4.00
     51          33.00      33.00      33.00      29.00      25.00       21.00     17.00      12.00       8.00        4.00
     52          34.00      34.00      34.00      30.00      26.00       21.00     17.00      13.00       9.00        4.00
     53          36.00      36.00      36.00      32.00      27.00       23.00     18.00      14.00       9.00        5.00
     54          37.00      37.00      37.00      32.00      28.00       23.00     19.00      14.00       9.00        5.00
     55          39.00      39.00      39.00      34.00      29.00       24.00     20.00      15.00      10.00        5.00
     56          40.00      40.00      40.00      35.00      30.00       25.00     20.00      15.00      10.00        5.00
     57          42.00      42.00      42.00      37.00      32.00       26.00     21.00      16.00      11.00        5.00
     58          44.00      44.00      44.00      39.00      33.00       28.00     22.00      17.00      11.00        6.00
     59          46.00      46.00      46.00      40.00      35.00       29.00     23.00      17.00      12.00        6.00

     60          48.00      48.00      48.00      42.00      36.00       30.00     24.00      18.00      12.00        6.00
     61          48.00      48.00      48.00      42.00      36.00       30.00     24.00      18.00      12.00        6.00
     62          47.00      47.00      47.00      41.00      35.00       29.00     24.00      18.00      12.00        6.00
     63          47.00      47.00      47.00      41.00      35.00       29.00     24.00      18.00      12.00        6.00
     64          47.00      47.00      47.00      41.00      35.00       29.00     24.00      18.00      12.00        6.00
     65          46.00      46.00      46.00      40.00      35.00       29.00     23.00      17.00      12.00        6.00
     66          46.00      46.00      46.00      40.00      35.00       29.00     23.00      17.00      12.00        6.00
     67          45.00      45.00      45.00      39.00      34.00       28.00     23.00      17.00      11.00        6.00
     68          44.00      44.00      44.00      39.00      33.00       28.00     22.00      17.00      11.00        6.00
     69          44.00      44.00      44.00      39.00      33.00       28.00     22.00      17.00      11.00        6.00

     70          43.00      43.00      43.00      38.00      32.00       27.00     22.00      16.00      11.00        5.00
     71          42.00      42.00      42.00      37.00      32.00       26.00     21.00      16.00      11.00        5.00
     72          41.00      41.00      41.00      36.00      31.00       26.00     21.00      15.00      10.00        5.00
     73          41.00      41.00      41.00      36.00      31.00       26.00     21.00      15.00      10.00        5.00
     74          40.00      40.00      40.00      35.00      30.00       25.00     20.00      15.00      10.00        5.00
     75          39.00      39.00      39.00      34.00      29.00       24.00     20.00      15.00      10.00        5.00
     76          39.00      39.00      39.00      34.00      29.00       24.00     20.00      15.00      10.00        5.00
     77          38.00      38.00      38.00      33.00      29.00       24.00     19.00      14.00      10.00        5.00
     78          38.00      38.00      38.00      33.00      29.00       24.00     19.00      14.00      10.00        5.00
     79          38.00      38.00      38.00      33.00      29.00       24.00     19.00      14.00      10.00        5.00

     80          37.00      37.00      37.00      32.00      28.00       23.00     19.00      14.00       9.00        5.00
     81          37.00      37.00      37.00      32.00      28.00       23.00     19.00      14.00       9.00        5.00
     82          37.00      37.00      37.00      32.00      28.00       23.00     19.00      14.00       9.00        5.00
     83          36.00      36.00      36.00      32.00      27.00       33.00     18.00      14.00       9.00        5.00
     84          36.00      36.00      36.00      32.00      27.00       23.00     18.00      14.00       9.00        5.00
     85          36.00      36.00      36.00      32.00      27.00       23.00     18.00      14.00       9.00        5.00
     86          36.00      36.00      36.00      32.00      27.00       23.00     18.00      14.00       9.00        5.00
     87          36.00      36.00      36.00      32.00      27.00       23.00     18.00      14.00       9.00        5.00
     88          36.00      36.00      36.00      32.00      27.00       23.00     18.00      14.00       9.00        5.00
     89          35.00      35.00      35.00      31.00      26.00       22.00     18.00      13.00       9.00        4.00

     90          34.00      34.00      34.00      30.00      26.00       21.00     17.00      13.00       6.00        0.00

02600N-M-S

                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK
                                 A Stock Company

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible, may increase or decrease, and will be based on the amount and frequency of premiums paid, the investment results of the Separate Account and the policy's minimum guarantees. NONPARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                 For Information, Service or to make a Complaint

      Contact Your Registered Representative, or Our Administrative Center

                    The United States Life Insurance Company
                             In The City of New York

                              2727-A Allen Parkway
                                  P.O. Box 4880
                            Houston, Texas 77210-4880
                                 1-800-251-3720